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                                                                    EXHIBIT 10.6

                            AEC ONE STOP GROUP, INC.
                     DATABASE, ON-LINE INTERNET RETAIL STORE

               AND CONSUMER DIRECT FULFILLMENT SERVICES AGREEMENT

                                                     Dated as of August 15, 1998

1. SERVICES: AEC One Stop Group, Inc. (hereafter referred to as "AEC") is in the business of wholesaling and fulfilling orders for pre-recorded audio and video products, maintaining certain associated databases, and designing and developing certain technologies that help its retail customers increase sales of products found in such databases. Company wishes to engage AEC to provide, by itself and through its affiliated entities, the following services and licenses to The Ultimate Band List, LLC (hereafter referred to as "Company"):

    - To develop, design and create a generic internet music retail storefront for Company (the "Store") tentatively called "The UBL Store," to be linked with Company's Internet Web Site called "The Ultimate Band List" located under the domain name www.ubl.com ("UBL.COM");

    - To operate and maintain the Store on behalf of Company, until such time as Company and AEC mutually agree to transition the continued operation and maintenance of the Store from AEC to Company;

    - To handle all customer orders placed through the Store, including by processing all credit card transactions and providing necessary customer support services in accordance with [Exhibit 1 - Customer Service] hereto, until such time as Company and AEC mutually agree to transition the continued customer order handling from AEC to Company;

    - To perform as Company's preferred product distributor and fulfillment service provider with respect to pre-recorded audio-only product in all formats ("Records) sold through the Store; and

    - To receive, warehouse and manage Company's inventory of all such other products ("Consignment Product") as may be offered for sale on the Store from time to time (e.g., apparel, concert tickets, posters, tour memorabilia, collectible items and other merchandise), and fulfill all orders thereof on Company's behalf.

    - To license to Company, for use on the Store as well as on UBL.COM, the electronic database versions of the general interest music and movie guides published under the trade names "All-Music Guide" and "All-Movie Guide" (individually and collectively, the "AMG Database"), which databases are compiled by AEC;

2. EXCLUSIVITY: During the term of this Agreement, Company agrees (subject to the terms and conditions of this Agreement): (i) to use AEC as the exclusive distributor and fulfillment service provider for the Store in the United States and Canada with respect to those Records found in AEC's product availability file, as well as Records that AEC can secure on behalf of Company as a special order, but specifically excluding Commercially Unavailable Product; and (ii) not to use on the Store a third party database service similar and competitive to the "All-Music Guide" database.




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3. TERM: Subject to the respective termination rights of the parties set forth in Annex A hereto, this Agreement shall have a term of five (5) years commencing on June 1, 1998, and shall automatically renew for additional one (1) year terms unless either party notifies the other of termination at least 90 days prior to the expiration of the then current term.

4. GENERAL TERMS AND CONDITIONS: All of the above terms are subject to the General Terms and Conditions attached hereto as Annex A and incorporated herein by reference. Additionally, shipping and return policies and procedures, electronic interfacing protocols, representations and warranties, choice of law provisions, etc., are all as contained in said Annex A, and such terms and conditions are an integral part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE ULTIMATE BAND LIST, LLC                 AEC ONE STOP GROUP, INC.

By:  ARTISTdirect New Media, LLC            By:   [Illegible]
Its: Manager                                   --------------------------------
                                            Its:
                                                -------------------------------

     By:  ARTISTdirect, LLC
     Its: Member

             By:  /s/ Marc Geiger
                  ----------------------
                  Marc Geiger
             Its: Member


             By:  /s/ Donald Muller
                  ----------------------
                  Donald Muller
             Its: Member


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                     ANNEX A - GENERAL TERMS AND CONDITIONS
                           TO AEC ONE STOP GROUP, INC.

                     DATABASE, ON-LINE INTERNET RETAIL STORE
               AND CONSUMER DIRECT FULFILLMENT SERVICES AGREEMENT

In consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.  STORE DEVELOPMENT AND OPERATION.

1.1 Store Development:

1.1.1 AEC will, at its sole expense, design, create and develop the Store on behalf of, and in cooperation with, Company, pursuant to the specifications set forth in Exhibit 2 attached hereto.

1.1.2 AEC shall provide software repairs to the Store for the development effort completed by AEC and as defined in said Exhibit 2. It is understood by both parties that on-going enhancements of the Store shall be regularly required to keep the Store compelling and competitive in the marketplace. Therefore, Company and AEC agree that a transition period is required after AEC completes its initial service role in the development of the Store and to shift the on-going development effort required on the Store to the Company for its control and continued improvement.

1.1.3 AEC shall use its best commercially reasonable efforts to make available to Company the required information to facilitate the Transition (as defined below) in a manner that minimizes interruptions to each party. AEC shall deliver to Company the latest version of the source code for the Store as and when it is updated, but in any event no less frequently than twice per month. Upon Company's request, but in no event later than upon the commencement of the Transition, AEC shall deliver to Company complete documentation for the source code.

1.1.4 Company shall cooperate with AEC to develop the technical linkages between the Store, UBL.COM and the AMG Database. AEC will not intentionally design or develop the Store in a manner that would prevent Company from adapting the Store to accommodate the inventory availability databases used by other fulfillment providers if AEC is no longer fulfilling Product for the Store.

1.2 Store Hosting:

1.2.1 Prior to the Transition, AEC shall host and maintain the Store. In this regard, Company shall provide AEC with one or more servers (which shall remain the property of Company and be returned to Company as part of the Transition) to be used for workload balancing and redundancy for the Store. AEC shall use its current, recently upgraded T1 line to support the Store.




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1.2.2   Company agrees to reimburse AEC for the following costs reasonably incurred by AEC and directly associated with hosting and maintaining the Store:
(i) $1,500 per month for AEC's T1 line, (ii) all reasonable Internet Service Provider ("ISP") costs, and (iii) any hardware maintenance expenses approved by Company (which approval is not to be unreasonably withheld).

1.3 Store Transition:

1.3.1 The parties agree that a transition of the hosting and maintenance of the Store from AEC to Company (the "Transition") shall be made on or about February 28, 1999 (or such alternative time as the parties hereto may mutually agree).

1.3.2 AEC shall provide technical support for the Store, including timely maintenance and repair on any of the development completed on the Store features developed by AEC, for three (3) months following the Transition. In the event Company continues to require AEC technical support for the Store after such three (3) month period, Company and AEC shall negotiate a reasonable monthly fee payable by Company to AEC for such support services.

1.3.3 Company agrees to reimburse AEC for all reasonable ISP costs incurred by AEC in connection with the Transition.

2. ORDER FULFILLMENT. Subject to the terms of this Section 2, AEC shall supply to customers all Records and Consignment Product (collectively, "Product") ordered by the customers of the Store (the "Customers"). In connection therewith, AEC shall perform the fulfillment, technical and professional services described below.

2.1 Fulfillment Services:

2.1.1 AEC shall process orders received from Store and arrange to have the ordered Product shipped to the Customer. All orders will be quality controlled through advanced sorting and UPC verification methods. However, AEC will have no obligation to ship "Commercially Unavailable Product," which shall mean any Record or other item of Product which, at the time the order for such item is ordered by a Customer or during the process of such order being fulfilled, is not in the inventory of AEC and, with respect to Records only: (a) is no longer manufactured; (b) is not reasonably available to AEC from the company that releases such product; or (c) has been deleted from the catalog of the company that releases such items.

2.1.2 The Store shall provide advanced on-line connectivity in order to query or commit Product orders for Customers in real time fulfillment.

2.1.3 AEC shall host a "Remote Order Entry" application that will permit Company to manually enter Customer orders, cancel or delete orders, query order status and process authorization for product returns, directly from the AEC fulfillment computer system. This application will permit Company to access Customer orders.

2.1.4 AEC shall be an invisible fulfillment arm. AEC will produce custom Company invoices with Company's logo and store policies, shipping labels and packaging consistent with AEC technologies and capabilities that will accompany an order to identify the product/order as from



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Company. AEC will affix stickers and any other identification labels as Company may request from time to time in respect of all orders of Product, for no additional charge to Company so long as there is no more than one label per unit of Product and it is compatible with AEC's material and handling technology. In addition, AEC will, at no charge, insert promotional materials (e.g., stickers bearing Company's logo, coupons, etc.) on behalf of Company with each shipment, subject to the understanding that all costs reasonably incurred by AEC and associated with the inserts in excess of the first insert per package, shall be borne by Company. AEC shall bear the costs of invoices and shipping labels, provided Company accepts AEC's invoice and shipping label formats (samples of which are attached hereto as Exhibit 3). Special handling considerations not otherwise addressed herein shall be reviewed during formal operations meetings and it is understood that AEC and Company shall negotiate in good faith as to the cost, if any, which will be charged for such special handling.

2.1.5 AEC will make available account representatives who will be responsible for using reasonable efforts to meet all Company's customer service, product sales, and technological needs for Company to manage the Store on an on-going basis.

2.2 Shipping and Return Procedures:

2.2.1 Other than with respect to Commercially Unavailable Product, AEC represents that (i) all Product for which a Verified Order has been received by AEC prior to 3:00 PM Eastern Time shall be shipped on a same-day basis, and (ii) no less than 95% of all units of Product shall be shipped from an AEC facility within 24 hours of AEC's receipt of a Verified Order therefor. No Product shall be shipped or otherwise released by AEC to any third party other than pursuant to a Verified Order. As used herein, the term "Verified Order" means an order that provides all of the relevant Customer information, including valid account, address, credit card information and Product related information and for which transaction authorization has been received by Company's (or AEC's, if applicable) credit card contractor or payment from the Customer has otherwise been received by Company.

2.2.2 Current methods of shipment include: United States Postal Service: and United Parcel Service. AEC shall offer to Company the full range of shipping options to Customers of Company at no additional cost above fees charged by the shipping carriers. AEC represents and warrants, and Company acknowledges, that the shipping rates charged to AEC by its shipping carrier represent [***]. Company agrees that such shipping rates constitute Confidential Information of AEC under this Agreement, subject to the provisions of Section 9 hereof.

2.2.3 Company shall designate the return policies of the Store (which current policies are set forth on Exhibit 4 attached hereto and shall not be subject to significant changes in respect of Records without AEC's consent). AEC shall not issue a refund or other credit to any Consumer for returned Product without first verifying that Company has issued an appropriate return authorization for the Product concerned. Company shall assume and pay for all shipping and other costs incurred in respect of returned, exchanged, refused and undeliverable Product, including all shipping and other costs incurred with respect to the processing of an order if the Customer provides incorrect information to AEC, or if Company causes incorrect order information (i.e., other than as provided by the Customer) to be provided to AEC. Notwithstanding the foregoing, AEC shall be responsible for all Product either incorrectly shipped to a Customer or damaged while in transit to the Customer, but only if such Product was shipped via an insured and traceable carrier. In such cases, AEC shall assume and pay for all shipping and other costs incurred in the return or exchange of Product and will ensure that Company incurs no product cost for the involved transaction. With respect to all unopened


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[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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Records returned by a Customer in accordance with the return policies of the
Store other than defective, damaged or incorrectly shipped Records, Company shall receive full credit therefor less a return handling fee of [***] per Record; provided AEC returns such Record to its inventory for resale or is able to return it to the distributor for a credit.

2.2.4 Company shall also be able to receive electronic updates on orders shipped, including shipping methods, tracking numbers, fill, invoice totals, and all pertinent data reasonably requested by Company.

2.3 Prices; Costs; Fees:

2.3.1 Company shall designate the price of all Product offered for sale on the Store, as well as all other amounts to be charged to the Customers (e.g., shipping and handling charges).

2.3.2 Company shall purchase from AEC each Record fulfilled by AEC hereunder at competitive prices (currently for a purchase price equal to that set forth on Exhibit 5 attached hereto). The parties acknowledge that such prices may be subject to such increases or decreases (e.g., if the manufacturers of Records adjust their prices to AEC) as mutually agreed by the parties from time to time. Such prices are inclusive of the Consumer Direct Fulfillment services normally charged for such activities as pick, pack and handling of individual customer orders.

2.3.3 Notwithstanding the foregoing, in order effectively to promote and attract Customers to the Store, the parties acknowledge the value of Company offering for sale on the Store selected Records at special marked-down prices for limited periods of time (a "Limited Special"). Company shall advise AEC of the applicable SKU's and time periods for which Company wishes to conduct a Limited Special at least thirty (30) days prior to the scheduled commencement thereof, and AEC agrees to use its best commercially reasonable efforts to offer such SKU's to Company at a discounted price, provided that AEC shall not be obligated to so discount more than [***] SKU's as part of any particular Limited Special or during any particular month.

2.3.4 Company shall pay AEC a fulfillment fee for each item of Consignment Product fulfilled by AEC hereunder equal to that set forth on Exhibit 6 attached hereto.

2.3.5 Subject to paragraph 2.2.2 above, Company shall reimburse AEC for its actual shipping expenses to ship ordered Product to the Customers. The shipping rates of AEC's shippers and carriers that shall be charged to Company are set forth on Exhibit 7 attached hereto. Subject to paragraph 2.2.2 above, shipping rates are subject to changes generally noticed to trade and Company by AEC.

2.3.6 Company shall be responsible for the cost of actual packaging materials (e.g., shipping boxes) required for secure shipment of Consignment Product (as opposed to shipment of Records, for which the costs of packaging materials are included in the prices charged to Company hereunder) to Customers. Such costs are set forth on Exhibit 8 attached hereto.

2.3.7 Company shall pay AEC a [***] service charge per Customer inquiry handled by AEC pursuant to Section 3 below, including per manual order processed by AEC (i.e., orders received by AEC other than via the interactive Store electronic order processing, such as via fax, phone or email). The parties agree to negotiate a reasonable increase or decrease of such service charge if the volume of Customer inquiries and/or AEC's associated costs prove significantly different than expected by the parties as of the execution hereof.

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portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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2.3.8 Except as otherwise expressly provided herein, AEC shall impose no additional incremental charges to Company for handling Records and Consignment Product to be shipped to Company's customers hereunder.

2.4 Foreign Fulfillment: It is the intention of the parties that AEC shall initially fulfill orders of Product hereunder throughout the world. However, if, during the term of this Agreement, Company desires to fulfill orders of Records hereunder for distribution in one (1) or more foreign territories through a fulfillment operation located outside the United States and Canada, it shall notify AEC of the major terms and conditions upon which Company wishes to obtain fulfillment in the territory(ies) concerned (the "Offer"). So long as AEC has, at the time of the Offer, directly or through an affiliate, a fulfillment operation in place capable of satisfactorily servicing the applicable territory(ies), the following shall apply: (i) AEC shall have the right, exercisable within ten (10) business days of the date of the Offer, to notify Company that it wishes to negotiate with Company in respect of the fulfillment of Records for the Store in such territory(ies); (ii) if AEC exercises such right within said ten (10) business day period, Company shall not enter into an agreement with any third party in respect of the fulfillment of Records for the Store in such territory(ies) for a period of thirty (30) days after the date of the Offer; and (iii) after such thirty (30) day period, Company and AEC have not reached an agreement, Company shall have the right to enter into an agreement with any third party for the fulfillment of Records in such territory(ies), but only if the terms of such agreement are not less favorable to Company than those set forth in AEC's last offer to Company and provided that such agreement is consummated within one hundred eighty (180) days after the date of the Offer (failing which, the rights of AEC under this paragraph 2.4 will be revived).

3. CUSTOMER SERVICE.

3.1 Subject to paragraph 2.3.7 above, AEC shall initially provide, on behalf of Company, customer support for those orders placed by Customers through the Store. It is contemplated that AEC shall provide such services during the initial nine (9) months of the term of this Agreement. The period during which AEC provides such services is sometimes referred to herein as the "AEC Service Period." These services shall include retaining and supervising customer support personnel who will respond to Customer inquiries about products ordered via the telephone, fax, and on-line. AEC shall also provide office space and equipment for that personnel. It is further contemplated that, after said nine (9) month period, Company shall assume this Customer support function, subject to Company notifying AEC of its intention to do so at least 60 days in advance. The parties understand that when AEC provides Customer support, it will be provided so the Customer perceives that such support is being provided by Company. AEC (or Company, as applicable) shall respond promptly and professionally to Customers' questions regarding the procedure for ordering Products and any other questions regarding their orders. In communicating with Customers in connection with Customers' inquiries, AEC and Company shall use e-mail or other online connectivity to Customers whenever reasonably possible.

3.2 AEC will provide Company's customers with a toll-free (800 phone number) call center and AEC will establish and maintain an e-mail customer service address. AEC will maintain Company's consumer call center at its Florida headquarters. Consumer Call Center operates Monday through Friday (excluding holidays), 9:00 AM to 6:00 PM, Eastern Time. Incoming phone calls received after normal coverage hours are handled via e-mail and AEC will respond to all its customer email messages the following working day. The services to be provided by AEC under this Section 3 are further outlined on Exhibit 1 attached hereto.

3.3 The Store will contain a prominently featured hyperlink, with the AMG logo, to www.allmusic.com. In the event Company receives corrections, additions, errors, and other comments about the AMG Database from the Store's users, Company shall forward those comments to the AEC staff. Additionally, both Company and AEC will review, use and evaluate statistical information collected via the Store that indicates Customer preferences, purchasing patterns and similar buying behaviors.

3.4 During the AEC Service Period, all credit card transactions shall be handled by AEC, at no additional charge, under Company's credit card merchant clearing agreement. If AEC should nevertheless receive


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any monies from a Customer in respect of Product sold on the Store, it will promptly pay over 100% of such monies to Company.

4. DATABASES.

4.1 AMG Database:

4.1.1 AEC hereby irrevocably grants to Company the non-exclusive license (without the right of sub-license, whether to Company's affiliates or otherwise), throughout the universe, to use, copy, display and otherwise exploit the AMG Database, and any portions thereof, and the AMG Marks (as defined in Section 5 below), solely in and as part of the Store and/or UBL.COM.

4.1.2 Subject to paragraph 4.3.7 below, the period of the license granted to Company pursuant to this paragraph 4.1 shall commence on June 1, 1998 and end on the date five (5) years after the expiration or termination of the term of this Agreement (the "AMG License Period").

4.1.3 The rights licensed to Company hereby in respect of the AMG Database shall include all future revisions, enhancements and updates thereto. In this regard, AEC shall deliver to Company an updated copy of the most recent version of the AMG Database no later than upon the fifth day of each month of the AMG License Period (unless otherwise agreed upon by both parties) in a format to be mutually agreed upon. Delivery shall be by FTP pickup, at a designated site for Company's site, unless otherwise agreed by the parties. Any expenses for any other method of delivery shall be borne by Company.

4.1.4 With respect to musical recordings sold on the Store during the term of this Agreement via a digital transferring process when the AMG Database is used to help promote and feature such sales, AEC shall receive [***] of the revenues derived from such sales and actually received by Company (net of sales tax and credit card charges).

4.1.5 If Company continues to use the AMG Database on the Store and/or UBL.COM during the portion of the AMG License Period occurring after the expiration or termination of the term of this Agreement, then, in consideration of the license granted to Company under this paragraph 4.1, Company agrees to pay AEC a royalty equal to [***] of the Net Monthly Sales generated after the expiration or termination of the term of this Agreement, but only for as long as Company continues to use the AMG Database. As used herein, the term "Net Monthly Sales" shall mean amount of revenues generated by the Store (and UBL.COM, to the extent the AMG Database is used to help promote and feature the applicable sales), less any applicable shipping costs, handling charges, returns and allowances, sales tax and various credit card charges.

4.1.6 For purposes of Section 365(n) of the United States Bankruptcy Code, the licenses granted to Company under this paragraph 4.1 shall be considered licenses of rights to "intellectual property" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if the party that grants such license is under any proceeding under the United States Bankruptcy Code and the trustee in bankruptcy of such party, or such party, as a debtor in possession, rightfully elects to reject this Agreement, Company may, pursuant to 11 U.S.C.

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confidential redacted portion has been omitted and filed separately with the
Securities and Exchange Commission.


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Section 365(n)(1) and (2), retain any and all rights licensed to Company under this paragraph 4.1, to the maximum extent permitted by law, subject to Company making any payments to AEC required under paragraph 4.1.5 above.

4.1.7 If, at any time during the AMG License Period, AEC (or any affiliate of AEC) is approached by a third party or otherwise commences communications with a third party with respect to a proposed sale or other transfer of ownership or control in respect of the AMG Database, AEC (or such affiliate) shall promptly notify Company to such effect so as to accord Company a reasonable opportunity to negotiate with AEC (or such affiliate) in order to obtain the rights proposed to be so sold or transferred.

4.2 AEC Availability File: AEC currently compiles and maintains, and shall continue at all times during the term of this Agreement to compile and maintain, a separate inventory database which provides AEC's retail customers with information regarding the availability and pricing of AEC's available SKU's (the "AEC Availability File"). Subject to paragraph 4.3.7 below, AEC hereby irrevocably grants to Company, during the term of this Agreement, the non-exclusive license (without the right of sub-license, whether to Company's affiliates or otherwise), throughout the universe, to use, copy, display and otherwise exploit the AEC Availability File, and any portions thereof, solely in and as part of the Store and in the manner contemplated hereby.

4.3 Other Terms Concerning Databases:

4.3.1 The AMG Database and the AEC Availability File are sometimes referred to herein individually as a "Database" or collectively as the "Databases."

4.3.2 Except as set forth in paragraph 4.1.5 above, the rights licensed to Company hereby in respect of the Databases shall not involve the payment of royalties or any other consideration whatsoever to AEC, its affiliates, or any other person or entity.

4.3.3 AEC shall incorporate the Databases into the Store to be used as the Customers' shopping catalog, and shall provide regular updating and general editorial and database maintenance service at all times so as to make the information contained in the Databases current and complete to the same extent as the versions of the Databases which are current at the time this Agreement is executed, which versions have been reviewed by Company. AEC represents and warrants that the AMG Database shall be updated no less frequently than monthly, and that the AEC Availability File shall be updated no less frequently than weekly, or at such other intervals as mutually agreed by AEC and Company, but in no event less frequently than AEC or any of its affiliates provide updates to any of their other licensees. Both parties recognize the importance of offering the Customers complete details on the up and coming new album releases.

4.3.4 At Company's request, AEC shall adapt the Databases so as to allow them to be linked to third party audio sample databases (subject to AEC's reasonable approval), provided such third party databases contain accurate UPC bar codes for all applicable audio formats and configurations (e.g., videocassette, laser discs, etc.) and Company causes such third party databases to be delivered to AEC. If Company requires additional linking beyond the UPC bar code, this can be arranged for a fee to be agreed upon by Company and AEC.


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4.3.5 AEC shall provide reasonable maintenance and support for the Databases to
Company personnel at all times during the license period set forth herein applicable to the Database concerned.

4.3.6 The parties acknowledge that additional product data will have to be incorporated into the Databases for use in the Store in order to support the sale of Consignment Product; the parties hereto shall mutually determine the best means (operationally and from an expense position) to accomplish such task.

4.3.7 If Company transfers (through a sale, merger, consolidation, entrance into a joint venture, or other similar transaction) any of the Databases to an "AEC Competitor," AEC shall have the right to immediately terminate by notice to Company, the license granted to Company pursuant to this Section 4 with respect to the Database concerned. As used herein, the term "AEC Competitor" shall mean [***].

5. AMG TRADEMARKS.

5.1 Company agrees to include the "All Music Guide" trademark, service mark and/or associated design or logo (individually and collectively, the "AMG Marks") with all presentations of AMG Database information on the Store and UBL.COM (e.g., page view, discography listing, biography, album review, album track listing), so as to inform the viewer that the data viewed has been provided by the All Music Guide. The placement of the AMG Marks shall be designated by AEC, subject to Company's approval, not to be unreasonably withheld or delayed. Placement of the AMG Marks in accordance with the illustrations attached hereto as Exhibit 9 attached hereto shall be deemed pre-approved by AEC and Company. Without limiting the generality of the foregoing, displays of the following AMG Database information will be marked with the corresponding AMG logo and branding as set forth below: Artist Biographies, Essays, and Album Reviews will be marked "AMG Biography," "AMG Essay," and "AMG Review," respectively. After each biography and album review, the name of the author, and the term "AMG" will be listed. Ratings will be marked "AMG Ratings," and relational elements such as the following will be marked as: "AMG Roots & Influences," "AMG Similar/Related Artists," "AMG Music Maps," "AMG Track Listings" and "AMG Similar Albums."

5.2 During the AMG License Period, Company agrees to cause the AMG Marks to appear prominently in all promotional materials prepared by Company in respect of the Store, provided that any inadvertent failure to comply with this paragraph 5.2 shall not be deemed a breach of this Agreement.

6. CONSIGNMENT PRODUCT.

6.1 With respect to all items of Consignment Product, as between AEC and Company, Company shall be solely responsible for: (i) shipping the items to AEC (and all shipping and insurance costs related thereto, (ii) the cost of insuring such items (including while in AEC's possession), (iii) assisting AEC in insuring that each item has a viable UPC code, (iv) ensuring that each item is legal for sale and that Company has the legal rights to request AEC to fill orders thereof.

6.2 The parties hereto anticipate that inventory of Consignment Product held by AEC in its warehouses will be in such quantities and held for such periods of time so as to allow an average


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confidential redacted portion has been omitted and filed separately with the
Securities and Exchange Commission.


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of no less than [***] turnovers per year of such inventory. In the event, after the initial three (3) months the Store has been in operation, the parties determine that the average turnover rate for all such inventory is less than so anticipated, then AEC shall be entitled to charge Company a warehouse rental fee equal to [***] per month thereafter during which the turnover rate is lower than an average of [***] per year for each required warehouse bin/storage location.

6.3 AEC shall receive, unpack, count and add UPC codes (to the extent required) to all shipments of Consignment Product and promptly incorporate such units into the AEC Availability File and/or otherwise provide Company with up-to-date inventory levels in a manner reasonably satisfactory to Company. AEC shall promptly notify Company if there is a discrepancy between the actual number of units received in any shipment and the corresponding number reflected on the packing slip. Company shall advise AEC at least seven (7) days in advance of forthcoming deliveries.

6.4 As between AEC and Company, all Consignment Product inventory shall remain the property of Company at all times. AEC agrees that it shall safeguard such inventory in the same manner that it safeguards items in its own inventory in its warehouse, and that it shall be responsible for all inventory shrinkage.

6.5 All inventory of Consignment Product shall be held in separate locations in AEC's warehouse so as to physically segregate all Consignment Product inventory from AEC's inventory of other products, which locations shall be clearly marked by posted signs or placards identifying all inventory in the applicable storage area as belonging to a third party. Company shall have the right to approve all such signs and placards as to language, size and placement. AEC agrees from time to time to execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that Company may reasonably request, in order to protect Company's and the Company Clients' rights in the Consignment Product inventory. Without limiting the generality of the foregoing AEC hereby irrevocably grants to each of Company and the Company Clients a power-of-attorney to sign and file one or more financing or continuation statements, and amendments thereto, under the Uniform Commercial Code relative to all or any part of the Consignment Product inventory without the signature of AEC where permitted by law.

7. PAYMENTS, REPORTS AND AUDIT RIGHTS.

7.1 Payment Terms: Company shall make all payments due AEC hereunder within [***] days of its receipt of appropriate invoices therefor from AEC. Notwithstanding the foregoing, invoices for payments due pursuant to paragraphs 1.2.2, 1.3.3 and 2.3.7 hereof shall be payable within fifteen (15) days of Company's receipt thereof.

------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


                                Annex A - Page 9

7.2 Sales Reports:

7.2.1 During the AEC Service Period, AEC shall electronically transmit to Company, on a daily basis, data reflecting all sales and returns of Product for the preceding day. Further, within thirty (30) days after each calendar month of the AEC Service Period, AEC shall send Company a comprehensive report detailing all sales and returns of Product during the calendar month concerned.

7.2.2 Within thirty (30) days after each calendar month of the term of this Agreement subsequent to the AEC Service Period, Company shall send AEC a summary sales report detailing the Net Monthly Sales during the calendar month concerned.

7.2.3 To the extent Company uses the AMG Database after the term of this Agreement, Company shall compute, pursuant to paragraph 4.1.5 above, AEC's share of the Net Monthly Sales received by Company during each calendar month and send AEC, within thirty (30) days after the calendar month concerned, a summary sales report detailing such Net Monthly Sales, along with payment of any amounts due.

7.2.4 In the event Company sells musical recordings on the Store via a digital transferring process and the AMG Database is used to help promote and feature such sales, then Company shall send AEC, within thirty (30) days after each calendar month of the AMG License Period, a summary sales report detailing all revenues generated thereby, as well as all associated sales tax and credit card charges, together with payment to AEC computed in accordance with paragraph
4.1.4 above in respect of any such revenues earned during the term of this Agreement, it being understood that any such revenues earned after the term of this Agreement shall be included as "Net Monthly Sales" under paragraph 4.1.5 above. Company shall not be obligated to render statements under this paragraph
7.2.4 for months during which there are no such sales.

7.3 Inventory Reports: Without limiting the generality of paragraph 6.3 above, within thirty (30) days after each calendar month of the term of this Agreement, AEC shall send Company detailed inventory reports for all Consignment Product reflecting shipments received, units sold and returned, and then-current inventory levels as of the end of the calendar month concerned. Company shall have reasonable access to AEC's warehouse in order to perform physical inventory counts from time to time.

7.4 Books and Records: Each party shall have the right, at its sole cost and expense and upon reasonable notice to the other party, to inspect and audit the books and records of such other party insofar as said books and records pertain to the calculation of monies payable hereunder. Such examination shall take place during normal business hours at the place of business where such books and records are kept, and not more than once per calendar year. Any such inspection must be undertaken within two (2) years after the end of the calendar year being inspected.


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                                Annex A - Page 10

8. OWNERSHIP.

8.1 Store: Subject to AEC's rights in the Developed Technology (as defined below) pursuant to paragraph 8.1 below, AEC recognizes and agrees that Company is the sole owner of all right, title and interest in all rights associated with the Store, and that all goodwill associated with the Store shall inure exclusively to the benefit of Company.

8.2 Developed Technology: All rights (including all intellectual property rights, whether recognized currently or in the future) in and to the works developed by AEC for the Store in connection with this Agreement ("Developed Technology"), including the source and object code, end-user interface, navigational structure, appearance, commerce technology, HTML formatting code, scripts, software, text, graphics, audio, video, artwork and designs, will be owned jointly by Company and AEC. Notwithstanding the joint ownership of the Developed Technology, except to prevent a violation of the terms of this Agreement, neither party shall have any right to restrict or approve of the other party's use of such Developed Technology or any portion thereof, and neither party shall be obligated to share any of the results and proceeds of its use of the Developed Technology or any portion thereof with such other party. Notwithstanding the foregoing, without the prior written consent of the other party, neither party may grant any exclusive license to the Developed Technology, and, without the prior written consent of AEC, Company may not license or otherwise transfer the Developed Technology to (a) any AEC Competitor or (b) any person or entity other than an AEC Competitor (a "Non AEC Competitor") except in connection with a transfer of the Store to such Non AEC Competitor. For the avoidance of doubt, nothing in this Agreement shall preclude Company, without the prior written consent of AEC, from engaging in any merger, reorganization, consolidation or direct or indirect sale or purchase of outstanding equity that results in the transfer of less than 50% of the outstanding voting power of Company. Each party agrees to execute any such documents as may be requested by the other party and reasonably required in order to effectuate the foregoing. All copyright filings made in connection with the Developed Technology shall be made jointly in the names of AEC and Company.

8.3 Independent Technology: Notwithstanding anything to the contrary contained in this Agreement, Company will acquire no ownership interest in any technology developed by AEC prior to or independently of this Agreement ("AEC Technology") and AEC will acquire no ownership interest in any technology developed by Company prior to or independently of this Agreement (the "Company Technology"). AEC hereby grants to Company a royalty-free, nonexclusive, irrevocable, perpetual license, throughout the universe, to exploit the AEC Technology (but specifically excluding the Databases) solely to the extent reasonably required to facilitate Company's continued use, modification, maintenance and promotion of the Store and the Developed Technology. For purposes of Section 365(n) of the United States Bankruptcy Code, said license shall be considered a license of rights to "intellectual property" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if AEC is under any proceeding under the United States Bankruptcy Code and the trustee in bankruptcy of AEC, or AEC, as a debtor in possession, rightfully elects to reject this Agreement, then Company may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of its rights under such license, to the maximum extent permitted by law.

8.4 Databases:

8.4.1 Company acknowledges and agrees that the Databases and all revisions, modifications and enhancements thereof provided by AEC to Company under this Agreement are the exclusive and proprietary information of AEC. Title and full ownership rights thereto, including copyright, trade secret, trademark, trade name and other intellectual and proprietary rights, are reserved to, and shall remain with and be the valuable property of, AEC. Company acknowledges the valuable, proprietary nature of the Databases, including all revisions, modifications and enhancements thereof, and agrees that irreparable injury will result from any use, disclosure, reproduction or distribution of the Databases that is not authorized by this Agreement and agrees not to contest in any way whatsoever the proprietary status of the Databases or AEC's subsisting copyrights therein. Company will not remove any proprietary or confidential legends or markings which AEC has placed upon or within the Databases. Transfer of certain Store

                                Annex A - Page 11
technology, as provided herein, shall not, under any circumstances, transfer any right , title or interest in or to the Databases from AEC to Company.

8.4.2 Company acknowledges that AEC may, at any time or times during the license period set forth herein applicable to the Database concerned, substitute a new version of the Database for the version of such Database originally provided hereunder; in which case the license granted to Company by this Agreement shall cease with respect to the replaced version of such Database, and Company shall purge all copies of the replaced version from Company's computer system and from any other computer storage device or medium as to which Company has or should have control consistent with this license.

8.5 AMG Marks: Company acknowledges that AEC is the sole owner of all right, title and interest in the AMG Marks. Nothing contained in this Agreement shall be construed as an assignment or grant to Company of any right, title or interest in or to the AMG Marks. All rights relating thereto are expressly being reserved by AEC, except for the limited licenses granted to Company herein, and all goodwill associated with the AMG Marks inures to the benefit of AEC.

8.6 UBL Properties: AEC acknowledges and agrees that all information obtained by AEC from UBL.COM (including any information contained in the various databases published by Company through UBL.COM, such as artist information and links to third party Web Sites) or supplied to AEC, in connection with linking UBL.COM with the Store and the AMG Database or otherwise, as well as all related copyright, trade secret, trademark, trade name and other intellectual and proprietary rights (collectively, "UBL Properties") are reserved to, and shall remain with and be the valuable property of, Company. AEC acknowledges the valuable, proprietary nature of the UBL Properties, including all revisions, modifications and enhancements thereof, and agrees that irreparable injury will result from any use, disclosure, reproduction or distribution of the UBL Properties that is not authorized by this Agreement and agrees not to contest in any way whatsoever the proprietary status of the UBL Properties or Company's subsisting copyrights therein. Notwithstanding the foregoing, AEC shall have the limited right to extract only artist names and associated music genre information from the databases published through UBL.COM for incorporation into the AMG Database. The use by AEC of certain UBL Properties as provided herein shall not, under any circumstances, transfer any right, title or interest in or to the UBL Properties from Company to AEC.

9. CONFIDENTIALITY.

9.1 During and following the term hereof, each party to this Agreement expressly undertakes to retain in confidence, and to require and cause its subsidiaries and affiliates and its and their respective employees, contractors and agents to retain in confidence, all information and know how transmitted to such party (the "Receiving Party") (i) which the disclosing party hereunder (the "Disclosing Party") has identified in writing as being proprietary and/or confidential or (ii) which the Receiving Party reasonably should know, based upon the nature of the information being disclosed, ought to be treated as confidential (collectively "Confidential Information"). The Receiving Party will make no use of such Confidential Information except as expressly authorized under this Agreement. Either party may, however, disclose Confidential Information if required by law or legal process, provided such party shall undertake to give the other



                                Annex A - Page 12
reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent. Under no circumstances shall a Disclosing Party be entitled to terminate this Agreement for an alleged unauthorized use or disclosure by the Receiving Party of Confidential Information which was not marked as "confidential" or "proprietary" unless such disclosure was made in bad faith (in which case the Disclosing Party may terminate this Agreement to the extent permitted under Section 12 below).

9.2 Without limiting the generality of paragraph 9.1 above, the parties agree that the following information disclosed by one party to the other shall be deemed Confidential Information: the capabilities, technical descriptions and source code relating to either party's released or unreleased software or hardware products or services; the marketing or promotion plans of any product or service of either party; either party's business policies or practices; and information received from others that either party is obligated to treat as confidential.

9.3 Without limiting the foregoing:

9.3.1 Company agrees that the Databases and all information contained therein and/or provided by AEC hereunder, including database layouts, schema, algorithms and linking and other program features, are and shall be treated as Confidential Information. Company agrees not to copy, disclose or otherwise make available the Databases, in any form, to any person for any purpose other than as necessary to permit Company's use of the Databases as authorized herein. Company shall include in copies or reproductions of the AMG Database the "AMG" logo and any other patent, copyright, trademark or proprietary notices contained in the original or as reasonably required by AEC. Company shall take all reasonable steps to safeguard the Databases against unauthorized disclosure. Company also agrees not to use the Databases except as authorized under this Agreement and, in particular, without limiting the foregoing, not to use such information to develop a product that would be competitive with the Databases.

9.3.2 AEC agrees that the UBL Properties and all information contained therein and/or provided by Company hereunder, including database layouts, schema, algorithms and linking and other program features, are and shall be treated as Confidential Information. AEC agrees not to copy, disclose or otherwise make available any UBL Properties, in any form, to any person for any purpose. AEC shall take all reasonable steps to safeguard the UBL Properties against unauthorized disclosure. AEC also agrees not to use the UBL Properties except for purposes of performing its services hereunder in connection with the Store and, in particular, without limiting the foregoing, not to use such information to develop a product that would be competitive with UBL.COM.

9.4 Both parties acknowledge that unauthorized disclosure or use of Confidential Information could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, both parties agree that the aggrieved party will have the right to seek and obtain injunctive relief from breaches of this
Section 9, in addition to any other rights and remedies it may have. Both parties agree that each has and shall retain ownership rights to its own Confidential Information, and that upon expiration or termination of this Agreement each party shall return and shall not retain the Confidential Information of the other party.

9.5 Notwithstanding anything in this Section 9 to the contrary, Confidential Information shall not be construed to mean any information which the Receiving Party can show: (i) is, or subsequently becomes, publicly available other than as a result of the Receiving Party's breach of


                                Annex A - Page 13
any obligation owed to the Disclosing Party or a third party; (ii) became known to the Receiving Party prior to the Disclosing Party's disclosure of such information to the Receiving Party, (iii) became known to the Receiving Party from a source other than the Disclosing Party other than as a result of such source's breach of an obligation of confidentiality owed to the Disclosing Party, (iv) is independently developed by the Receiving Party, or (v) has been authorized for disclosure by the Disclosing Party.

9.6 The provisions of this Section 9 shall survive termination or expiration of the term of this Agreement.

10. WARRANTIES AND REPRESENTATIONS.

10.1 By AEC.

10.1.1 AEC warrants and represents for the benefit of Company as follows: (i) the services to be performed by AEC hereunder will be rendered in accordance with all requirements identified in this Agreement, (ii) AEC has all rights, licenses and authorizations required to enter into and perform this Agreement, and the performance of AEC's obligations pursuant to this Agreement will not violate any United States federal, state or municipal laws, rules, regulations or ordinances or the provisions of any agreement to which AEC is a party or by which AEC is bound; (iii) no Developed Technology or the exploitation or use thereof shall violate or infringe upon any common law or statutory rights of any party, including contractual rights, copyrights, and rights of privacy or publicity or shall defame any person or entity; and (iv) any invoices, reports and documentation to be delivered to Company hereunder will be complete and accurate to the best of AEC's knowledge.

10.1.2 AEC represents and warrants that AEC (and its affiliates) is the rightful owner and/or licenser of the Databases, including the copyrights, trademarks, trade names or other property rights contained therein and being licensed herein by AEC. The foregoing notwithstanding, AEC does not warrant that it owns any right to the album artwork or artist images or likenesses that have been electronically scanned and linked to the Databases. The scanning process and delivery of the images has been done as a service to Company.

10.2 By Company. Company warrants and represents for the benefit of AEC as follows: (i) Company's responsibilities and promises herein will be rendered in accordance with all requirements identified in this Agreement; (ii) Company has all rights, licenses and authorizations required to enter into and perform this Agreement, and the performance by Company of its obligations pursuant to this Agreement will not violate any United States federal, state or municipal laws, rules, regulations or ordinances or the provisions of any agreement to which Company is a party or by which Company is bound; and (iii) to the best of Company's knowledge, all orders for Products conveyed to AEC shall be accurately conveyed to AEC including, as to each order, all information in the form provided by any Customer. AEC acknowledges that Company is making no representations and warranties concerning anticipated success of the Store and/or the amount of consideration payable to AEC hereunder. AEC agrees that it shall not make any claim and no liability shall be imposed upon Company based upon any claim that more sales could have been made or better business could have been done in connection with the Store.


                                Annex A - Page 14

10.3 Survival. The representations and warranties contained in this Section 10 are continuous in nature and shall be deemed first given upon the execution of the Agreement and shall survive termination or expiration of this Agreement.

11. INDEMNIFICATION.

11.1 BY AEC. AEC shall indemnify, hold harmless and defend Company and all of Company's members, employees, officers, directors and agents from and against any and all claims, damages, losses, liabilities, suits, actions, demands, proceedings (whether legal or administrative) and expenses (including reasonable attorneys' fees incurred, with or without suit, in arbitration or mediation, on appeal or in a bankruptcy or similar proceeding) (collectively, "Claims") threatened, asserted or filed by a third party against any of the aforesaid persons or entities to the extent that such third party Claims arise out of or relate to (i) the breach of any material warranty, representation or agreement made by AEC in this Agreement; or (ii) any grossly negligent or tortuous act, willful misconduct or willful omission by AEC; provided, however, that AEC shall not be liable for any errors, omissions or inaccuracies in the Databases, or the updates thereof unless caused by AEC's gross negligence or willful neglect. Furthermore, AEC shall not be liable for any delays or interruptions in the delivery, transmission or distribution of the Databases or the updates by reason of unavoidable equipment failure, communication circuit failure, power failure, Acts of God, government intervention, fire, flood, or other Acts beyond AEC's reasonable control. Claims arising from modifications by Company of the Databases or as a result of a failure by Company to implement any enhancements, improvements, or updates to the Databases as supplied by AEC, shall be deemed excluded from the indemnity under this paragraph 11.1.

11.2 By Company. Company shall indemnify, hold harmless and defend AEC and all employees, officers, directors and agents of AEC from and against any and all Claims threatened, asserted or filed by a third party against any of the aforesaid persons or entities to the extent that such third party Claims arise out of or relate to: (i) the breach of any material warranty, representation or agreement made by Company in this Agreement; or (ii) any grossly negligent or tortuous act, willful misconduct or willful omission by Company (iii) the use of the digitized album and portrait pictures used in the Store.

11.3 Manner of Exercise. Any person or entity that is entitled to be indemnified pursuant to this Section 11 (the "Indemnified Party") must give prompt notice to the indemnifying party (the "Indemnifying Party") of the occurrence of the Claim for which indemnity is requested and, at the option of the Indemnifying Party, the Indemnifying Party may assume the handling, settlement and defense of such Claim, in which event the Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party at the Indemnifying Party's expense. The failure by the Indemnified Party to give such prompt notice shall not relieve the Indemnifying Party from any liability under this Section 11 unless, and only to the extent that, such failure results in prejudice to or forfeiture of, substantive rights or defenses of the Indemnifying Party. The Indemnifying Party shall reimburse the Indemnified Party on demand for any payment made by the Indemnified Party in respect of any Claim to which the foregoing indemnity relates which either (i) has resulted in an adverse judgment against the Indemnified Party or (ii) has been settled with the written consent of the Indemnifying Party, which it may withhold for any reason.

12. DEFAULT AND TERMINATION RIGHTS.


                                Annex A - Page 15

12.1 Default. In the event of a default (a "Default"), the non defaulting party shall have the right, without limiting any other right or remedy provided in this Agreement or that it may have under law or equity (subject, however, to Section 13 below), to terminate this Agreement by giving notice to the other party under this Agreement and of its election to terminate this Agreement, after the non defaulting party becomes aware of such Default. Each of the following is a Default

12.1.1 The failure of either party to materially perform any of such party's obligations contained in this Agreement, which failure has not been cured within ten (10) days, in the case of a breach in any payment obligation hereunder, or thirty (30) days, in the case of a breach in any other kind of obligation hereunder, after the non breaching party provides notice to the breaching party describing the breach(es) in reasonable detail.

12.1.2 The failure by AEC to fulfill on a timely basis, in accordance with the requirements set forth in paragraph 2.2.1 above, at least [***] of all orders for units of Product received during any particular [***] period (except with respect to Commercially Unavailable Product, cutouts and imports); provided, however, that the preceding [***] figure shall instead be [***] with respect to any thirty (30) day period, the majority of which occurs during a Surge Month. As used herein, the term "Surge Month" shall mean any calendar month in which the average daily order volume (measured by the number of discrete orders placed, not the total number of Product items ordered) exceeds the average daily order volumes for the previous two (2) calendar months by at least [***].

12.1.3 The occurrence of any of the following: (a) any party admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (b) any affirmative act of insolvency by any party filing by any party of any petition or action under any bankruptcy, reorganization, insolvency, arrangement, liquidation, dissolution or moratorium law, or any other similar law or laws for the benefit of, or relating to, debtors; (c) the filing, by any third party, against any party of any petition or action of the type described in clause (b) above, which has not been either controverted by such party within fifteen (15) days after its receipt of the service of process dating to such filing, or stayed or dismissed within thirty (30) days after the time of such receipt; (d) the subjection of a material part of any party's property to any levy, seizure, assignment or sale for or by any creditor, third party or governmental agency, provided that such levy, seizure, assignment or sale has not been stayed, discharged or reversed within thirty (30) days after the date of issuance of the order or decree which authorized the same; or (e) the issuance of an injunction enjoining either party from performing any of its material obligations hereunder, which injunction has not been stayed, discharged or reversed within thirty (30) days after the date of issuance of the order or decree which authorized the same.

13. LIMITATION OF LIABILITY. NEITHER OF THE PARTIES HERETO SHALL HAVE ANY LIABILITY TO THE OTHER PARTY HERETO OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING UNDER THE TERMS OF THIS AGREEMENT, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing shall not be interpreted to limit any party's right to be fully indemnified to the extent provided under Section


-------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


                                Annex A - Page 16

11 above for damages claimed by a third party. Company acknowledges that nothing in this Agreement shall be deemed to establish a contractual or other legally recognizable relationship between AEC and a Customer, it being agreed that the services provided hereunder are for Company's benefit and as agent for Company.

14. FORCE MAJEURE. Except for obligations under Section 9 above and obligations of payment, the executory obligations of the parties hereunder shall be excused to the extent, but only to the extent, delayed or prevented by Acts of God, including earthquake, storm, flood, fire, explosion, power failure, civil insurrection, or any other cause beyond the reasonable control of the affected party hereto and which such party could not by reasonable diligence have avoided (collectively, "Force Majeure"), provided that notice of such Force Majeure is given by the affected party to the other within twenty (20) days of such party's becoming affected by the Force Majeure. Furthermore, in the event such notice is timely given, no failure or delay by either party in the performance of any of its obligations (other than under Section 9 above) as a result of a Force Majeure shall give rise to any liability to the other party for any loss, injury, delay, or other casualty suffered or incurred by such other party due to such Force Majeure. The party directly affected by a Force Majeure shall use all reasonable efforts to minimize the effects of the same. At the election of the party not directly affected by a Force Majeure, a period of time equal to the duration of any suspension of performance by the other party as a result of a Force Majeure shall be added to the end of the then current term of this Agreement, and such term shall be accordingly extended.

15. GENERAL.

15.1 Entire Agreement/Amendment: All references to "this Agreement," "hereof," "herein" and words of similar connotation include the agreement to which this Annex A is attached, as well as all exhibits attached hereto, unless specified otherwise. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations, statements and writings among the parties relating thereto with regard to the subject matter hereof. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by both of the parties hereto.

15.2 Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida and the United States of America, without regard to the principles of conflicts of law. The parties hereby consent to and submit to the sole jurisdiction of a competent court located in the State of Florida. Such court shall be the sole and exclusive venue for resolution of any disputes or disagreements between the parties relating to this Agreement or the transactions contemplated hereby or otherwise arising hereunder or with respect to any breach of the terms and provisions hereof.

15.3 Severability: Should any part of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties.


                                Annex A - Page 17

15.4 Successors and Assigns: This Agreement and all obligations and rights herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.5 Relationship between the Parties: This Agreement is not intended to create any relationship other than AEC as an independent contractor performing services covered by this Agreement, and Company as the party contacting with AEC for those services. No party is a partner or a legal representative of the other for any purpose whatsoever. No party is authorized to make any contract, agreement or warranty on behalf of any other party. Under no circumstance shall one party's employees be construed to be employees of any other party.

15.6 Notices: All notices given to the parties hereunder and all statements and payments hereunder shall be addressed to the parties at the address set forth below or at such other address as shall be designated by the parties in writing from time to time:

     If to Company:                        with a copy to:

     The Ultimate Band List, LLC           Lenard & Gonzalez LLP
     17835 Ventura Blvd., Suite 310        1900 Avenue of the Stars, 25th Floor
     Encino, CA 91316                      Los Angeles, CA 90067
     Attn.: Marc Geiger                    Attn.: Allen D. Lenard, Esq.

     If to AEC:                            with a copy to:

     AEC One Stop Group, Inc.              Alliance Entertainment Corp.
     4250 Coral Ridge Drive                4250 Coral Ridge Drive
     Coral Springs, Florida 33065          Coral Springs, Florida 33065
     Attn.: Eric Weisman                   Attn.: General Counsel

All notices shall be in writing and shall be personally delivered, or served by certified mail, return receipt requested, or by overnight mail service such as Federal Express, all charges prepaid. Except as otherwise provided herein, such notices shall be deemed given three days after mailing or delivery to an overnight mail service, all charges prepaid, except that notices of change of address shall be effective only after actual receipt thereof. The failure of the recipient to accept or receive notice given by certified mail, return receipt requested, postage prepaid, does not affect the validity of the notice.

15.7 Survival: The terms and provisions of this Agreement by their sense and context are intended to survive the performance of such term or provision or of this Agreement shall so survive the completion of performance and termination of this Agreement, including the provisions of Sections 9, 10 and 11 hereof.

15.8 Waiver of Default or Breach: Waiver by either party of a default or breach or a succession of defaults or breaches, or any failure by either party to enforce any rights hereunder, shall not be deemed to constitute a waiver of any subsequent default or breach with respect to the same or any other provision hereof, and shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default or breach.

15.9 Captions; Examples: The captions used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the


                                Annex A - Page 18
interpretation hereof. Whenever examples are used in this Agreement with the words "including," "for example," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof.

15.10 Drafting Party: Notwithstanding that this Agreement may have been drafted by one or another of the parties hereto, neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties hereto and shall be construed and interpreted according to the fair meaning of the words used so as to accomplish the purposes and intentions of the parties hereto.

15.11 Counterparts: This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which taken together shall be deemed one and the same instrument.

                        End of General Terms & Conditions


                                Annex A - Page 19

                                    EXHIBIT 1

                                CUSTOMER SERVICE

            AEC shall provide on behalf of Company customer support for those orders placed by Customers through the Store. This Exhibit shall define the service level and performance requirements mandated to govern such activities.

            DEFINITION OF SERVICE LEVEL

1. Contact Numbers. AEC Customer Support Service Department will provide Company with an (800) phone number, Voice-Mail Messaging system, a (800) fax phone number, and an e-mail address. The contact numbers will be presented to the Customers from within the Store and on the printed hardcopy invoice. The contact numbers will be provided to Company prior to Store launch. Company shall designate and provide to AEC a contact person (including their phone number, fax number and email address) to resolve out of policy store issues that may arise from Store Customers.

2. Customer Support Hours. AEC Customer Support Service Department will operate Monday through Friday (excluding holidays), between the hours of 9:00 AM and 6:00 PM Eastern Time.

3. Customer Support Activities. AEC Customer Support Services Department will assist customers with all customer inquiries concerning orders and product information as defined below:

        a) Order Status Information. Customer Service will provide research and/or updates on orders, as required by the consumer (i.e., is the order shipping today, did my order ship, when should I expect the order, etc.)

        b) Back Orders & Special Orders. Customer Service will provide support, answer, update information from the consumer on items placed on back order or on special order. (e.g., Has the product been received? Do you know when product will become available? How long does this usually take?) Additionally, Customer Service will update the consumer on discontinued items, release product as these become available, and cancel back orders.

        c) Shipping Status. Customer Service will answer questions on items already shipped or currently in AEC's warehouse ready to ship. This may also involve tracking the shipment through UPS and providing an estimate on date of arrival to consumer.

        d) Tracking and Locating Product. Customer Service will initiate tracers with UPS on shipments that have not arrived as promised, and file claims for service failures.

        e) Order Changes, Cancellations, and/or Deletions. Customer Service will make changes for orders that have not been processed or already billed. Once orders are processed, changes cannot be made. (e.g., adding or deleting product, cancel orders, change shipping address, etc.)

        f) Refused/Undeliverable Shipment. Customer Service will contact customer when product has been refused on delivery. This will involve determining if the item(s) should be reshipped, address may need correction or simply issuing credit to the consumer. If product is returned "undeliverable" Customer Service will contact the customer to validate address and arrange for re-shipment of product.

        g) Claims Research. Customer Service will research all claims for product that has already been billed and shipped. (e.g., billing information, overcharges, credits, product ordered, total amount billed to credit card, tracking number, ship via method, invoice itemization, returns etc.)

        h) Defective-Product received defective. Customer Service will validate the defect, issue a return authorization number, retrieve the defective product and generate a replacement order.

                                                    Alliance Entertainment Corp.
                               Exhibit 1 - Page 1

        i) Damaged-Product arrived damaged. Customer Service will validate the damage, file a claim for the loss with UPS issue a return authorization number, retrieve the damaged product and generate a replacement order.

        j) Lost-Product lost in transit. Customer Service will validate the damage, file a claim for the loss with shipping agent, issue a return authorization, retrieve the damaged product and generate a replacement order.

        k) Incorrect Product. Customer Service will validate the claim for incorrect item received and will issue a return authorization number, retrieve product and generate a replacement order.

        l) Billing Inquiries. Customer Service will answer and support general billing questions from consumer, as well as provide detailed itemization of billing charges.

        m) Copy of Invoices. Upon request, Customer Service will generate an additional copy of the invoice and mail a copy to the consumer.

        n) Credit Card Reconciliation. Customer Service will research charges and credits on behalf of the consumer. (i.e. product returned and credit has not yet been applied to the credit card, researching overcharges and credits )

        o) Product Inquiries. Customer Service will provide information on product availability, song titles and artist information to the consumer. (i.e., Is this available ?, Who is this artist)

4. Non-Store Sales Orders. AEC Customer Service shall provide sales support for those orders not placed directly through the Store. The following are two order entry methods available to the Customer.

        Phone Sales (order Entry). Customer Service will support orders submitted via the telephone. All telephone orders will be answered in the order these are received in Customer Service. If the call is not answered by a Customer Service Representative, the consumer may leave a voice mail message and have their call returned.

        Fax Sales (order entry). Customer Service will enter orders received via fax on behalf of the consumer. All fax orders will be answered in the order these are received in Customer Service.

5. Product Returns. AEC Customer Service will process Customer returns and conduct the authorization and processing required based on Company's predetermined returns policy.

        Returns. Customers may return product for received damaged, incorrect item(s) or defective. Customer Service will validate the customer's claim and issue a return authorization number. Customer Service will perform this function in accordance with the Store's procedures and policy.

CUSTOMER SERVICE PERFORMANCE REQUIREMENTS

6. Performance Requirements. The following are AEC's Customer Service performance representations.

        Daily Phone Call Volume. In order to meet the level of Customer Service as defined herein, a daily incoming Customer Service call volume of (30) thirty Customer Service related calls (excluding order placement calls) shall be processed while meeting the below performance standards. Should demand exceed Daily Call Volume by 15% or more in any month, AEC will notify Company of the increased Call


                                                    Alliance Entertainment Corp.
                               Exhibit 1 - Page 2

        Volume (as provided in Customer Service Regular Customer Service Reports), and the parties shall negotiate a reasonable monthly fee payable by Company to AEC by virtue of such increase.


        Voice Mail Support. The goal of customer service is to be able to answer each inbound call immediately by anyone of our several Customer Service Representatives. However, in the event that the customer's call cannot be answered in the order it is received, the customer may leave a voice mail message. Voice mail inquiries received Monday through Friday before 12:00 noon Eastern Time will be acknowledged on the same day. Voice mail inquiries received after 12:00 noon Eastern Time will be answered the next day. Voice mail inquiries received over the weekend or on non-working holidays will be answered on the next regularly scheduled working day.

        Faxed Sales Orders. Orders faxed for manual order entry received by 12:00 noon (Monday-Friday) Eastern Time will be processed and prepared for shipment the same day. Fax orders received after 12:00 noon Eastern Time will be processed the following working day and shipped that same day. Fax orders received over the weekend or on non-working holidays will be answered on the next regularly scheduled working day.

        Phone Sales Orders. All telephone sales orders received for manual order entry and processing before 12:00 noon (Monday-Friday) Eastern Time will be processed and prepared for shipment the same day. Voice mail messages received after 12:00 noon (Monday-Friday) Eastern Time will be acknowledged, processed and prepared for shipment the next regularly scheduled working day.

        E-mail Inquiries. Email inquiries received before 12:00 noon Eastern Time (Monday through Friday) will be acknowledged on the same day. Email received after 12:00 noon Eastern Time (Monday through Friday) will be answered the next day. Email received over the weekend or on non-working holidays will be responded to on the next regularly scheduled working day.

        Customer Service Claims Report. A Customer Service Claims Report, provided by AEC to Company will be generated and distributed to Company on a BI-weekly basis. The report will display Company with information pertaining to all open, pending and resolved inquiries received by the AEC Customer Service Department. This report is primarily used by Customer Service to monitor service issues. Customer Service will provide via an Excel file an electronic e-mail copy of this report to Company. This report will provide detail of customer inquiries by date, inquiry reason and resolution. This report is currently used to measure the performance and responsiveness of Customer Service.



                                                    Alliance Entertainment Corp.
                               Exhibit 1 - Page 3

                                    EXHIBIT 2

                            STORE DEFINITION SUMMARY


AEC as service to the Company, shall design, develop and host the Store as defined below. This Exhibit shall define the general features and functionality of the Store. Additionally, the attached ("Storyboard") shall display a visual depiction of the general flow of the user navigation, and the data elements that will be displayed on the various particular page views.

STORE LOCATION


1. URL Address. The Store will be reached via the Ultimate Band List Internet Web Page (UBL.COM). This site is located at http://www.ubl.com. The actual Store itself will be hosted on AEC'S web servers located in Coral Springs, Florida.


DATABASE SEARCHES


1. Searches. The Store will allow for the following database search and retrieval capabilities.

        a) The artist search and alpha-key board type search by artist will be performed by UBL.

        b) The album and song title search will be performed by AEC.

        c) AEC searches may accept one or more full or partial keywords.

        d) A direct match for an artist search will result in the corresponding artist card being displayed.

        e) A direct match for an album or song title search will result in the corresponding album page being displayed.

        f) If a direct match is not found for the artist search, the artist search results list will be displayed

        g) If a direct match is not found for the album or song title search, the album search results list will be displayed


ALBUM FEATURES - SPOTLIGHTS


1. Features. The Store will provided browsers with several different (i.e., genre specific) featured albums depending on area in the Store the browser is in. Albums selected for featuring will normally contain complete descriptive details (e.g., artist name, album title, tracks, cover art, sound bytes (if available), fulfillment status, etc,.). The feature album list(s) will be updated automatically by AEC and AMG on a weekly basis. AEC and AMG staff will determine the albums that will be featured on a weekly basis. The feature album list will be uploaded into the Store database via an automated application process.

        a) Up to three (3) albums will be featured upon entering each main section of the Store. These album features could be of any musical genre.

                                                    Alliance Entertainment Corp.
                               Exhibit 2 - Page 1

        b) Up to three (3) genre specific features will be displayed in corresponding genre areas of the Store (e.g., search performed on New Release by Genre will produce (3) featured albums from the specific genre searched upon) to the type of genre being displayed.

        c) All features will normally contain complete details and/or descriptive album content (i.e., covers, track listings, sound bytes.)

            NEW RELEASE LISTS

1. New Releases. The program will allow for the easy display of all new releases contain in the AEC Availability File. Release information is updated in the Store on weekly basis.

        a) Upon selecting the New Release option, user will be displayed (3) non-genre specific featured albums and will then need to select from a the list of genres available and/or a date range (e.g., last two weeks, etc.).

        b) New releases will be displayed alphabetically by artist.

        c) A release is considered new for the prior 30 days of release or the following 7 days of the date selected.

        d) The album images (if available at the time of release) will be displayed along with artist name, album title, price and any suggestive sales data such as sound bytes, etc.

TOP SELLERS

1. Top Sellers. This list will provide the browser with an update-to-date (weekly) listing of those albums that captured the lions-share of individual total units sold both to traditional retail and/internet sales on product sold and filled by AEC. The top sellers are AEC'S top sellers.

        a)  Up to the top 25 sellers will be displayed by genre.

        b)  Top sellers are determined weekly based on AEC sales.

        c)  Top sellers will be AMG content rich.

        d)  Featured Albums will be presented within each list.

UPCOMING RELEASES

1. Upcoming Releases. These releases are albums that are targeted for release to general public but are not available for immediate shipment. Accuracy of releases dates will always be suspect for review. The Store will allow for and process the pre-booking of upcoming releases. These orders if not in AEC inventory upon order and/or availability will be treated as a back-order or a special order.

        a) A release is defined as upcoming if it is to be released in the next 7 or more days.

        b)  Upcoming releases will be displayed by genre and/or release date.


                                                    Alliance Entertainment Corp.
                               Exhibit 2 - Page 2

        c)  New releases will be featured in this section.

SHOP BY GENRE

1. Shop by Genre. This area of the Store will help the music consumer better explore areas of music they may not be familiar with. The view is provided with detailed information about a particular genre of their choice and is presented with a convenient and quick list of artists and/or albums of recognized acclaim within this specific genre.

        a) A genre is chosen upon entering this section.

        b) A style or decade may then be entered.

        c) If style is chosen, a description of the style is displayed along with a listing of the most notable artists of this style.

        d) If decade is chosen, the best artists and the best albums for the decade will be displayed.

        e) New releases will be featured in this section.

RECOMMENDATIONS

1. Album and Artist Recommendations. This section of the Store will provide a quick and specific list of either a list of artists or albums that the music consumer may want to explore based on their entry of a "liked" artist or "album". It is not based on "case-based reasoning" or the likes of other music consumers.

        a) User enters their favorite Artist or Album title.

        b) The Store returns a list of similar recommendations.

        c) While viewing recommendations list, the suggested sell and the most recent release will be featured automatically.

SHOPPING CART

1.  Shopping Cart Features.

        a) Cybercash will be used to process credit cards.

        b) Gift wrapping options and selection of the gift wrap style (e.g., Xmas, birth-day, etc.) will be available to the viewer via images. If one or more items are ordered, each item in that order will be gift wrapped individually.

        c) Inventory will be checked real time and reserved after placing the entire order.



                                                    Alliance Entertainment Corp.
                               Exhibit 2 - Page 3

        d) A confirmation number will be assigned after the order is completed.

HELP

1. The Help Section. The help section of the Store will contain the following topics. Many items will need continual updating to keep the information presented up-to-date and accurate. Both AEC and Company will work closely together on defining and maintaining this section of the Store.

        a) Customer service

        b) Database Search

        c) Store Policies

        d) Returns Processing

        e) Back Orders

        f) Special Orders

        g) Shipping Rates

        h) Frequently Asked Questions


                                                    Alliance Entertainment Corp.
                               Exhibit 2 - Page 4

                                       EXHIBIT 3

                                    SAMPLE INVOICES



                                                    Alliance Entertainment Corp.
                                    Exhibit 3

[Illegible]

                                    EXHIBIT 4

                                 RETURNS POLICY



Your satisfaction guaranteed!

If you have received damaged, defective, or incorrectly shipped merchandise please notify Customer Service within 30 days and follow the instructions below. We will gladly replace the merchandise without additional charge, or provide you with a full refund.

If you are unsatisfied with your UBL purchase and the merchandise is unopened we will be happy to exchange it for you. Original shipping and handling charges cannot be refunded, and you will be responsible for all costs associated with return shipment. No COD returns will be accepted.

A return must be approved by Customer Service. Once validated a Return Authorization Number (RA#) is issued. At that time, Customer Service will generate a new order and replace the item(s). All returns must display the Return Authorization number on the outside of each box, along with the customer's return address. Returns received at our facility without an authorization will be refused on delivery.

Important Information

            -  Special order and open product are non-returnable.

            - Prior to returning product, contents must be well packaged to assure safe arrival. Product must be unopened, and in re-salable condition. We recommend using the original packaging for shipment.

            - Shipments must be received pre-paid at our returns facility. Any COD shipments will not be accepted.

RETURNS PROCEDURE

Please follow these simple steps to ensure your fast returns and appropriate new shipment or credit.

1.      CONTACT CUSTOMER SERVICE

You must contact Customer Service to obtain a RETURN AUTHORIZATION NUMBER (RA#). Returns cannot be accepted without this number. You may contact Customer Service in any of the following three ways:

            -  E-mail: storeservice@ubl.com

            - Phone: 1-800-538-3465, Monday to Friday, 9am to 6pm, Eastern Standard Time

                                                    Alliance Entertainment Corp.
                                    Exhibit 4

            -  Fax: (954) 255-4837

2.      INFORMATION NEEDED

Please have the following information ready before you call or as part of your e-mail or fax.

1.      Order confirmation number

2.      Your name

3.      Your e-mail address

4.      Your phone number

5.      Product #

6.      Product Name

7.      Reason for return



3.      PACK AND SEND



1. Fill out the return label (provided on the back of your invoice), including your RA#. RETURNS CANNOT BE ACCEPTED WITHOUT AN RA#.

2. Enclose merchandise and this completed form in a sturdy package (the original package is preferred).

3.      Enclose the original packing slip/invoice in the package.

4. Affix the return label to the outside of the package and send to the following address:

Ultimate Band List Store
Attn:  Returns Department
4250 Coral Ridge Drive
Coral Springs, FL 33065


                                                    Alliance Entertainment Corp.
                                    Exhibit 4

                                    EXHIBIT 5

                         INTERNET FULFILLMENT PRICE LIST

            a.     I. Major Label and Independent Price List

                   (i)    Compact Disc

                   (ii)         Suggested List                       UBL Price

                                   [***]                               [***]
                                   [***]                               [***]
                                   [***]                               [***]
                                   [***]                               [***]
                                   [***]                               [***]
                                   [***]                               [***]
                                   [***]                               [***]
                                   [***]                               [***]
                                   [***]                               [***]
                                   [***]                               [***]

                      I = INDEPENDENT LABEL PRICE       M = MAJOR LABEL PRICE

                                  Cassette


                   (III)       Suggested List                       UBL Price

                                   [***]                              [***]
                                   [***]                              [***]
                                   [***]                              [***]
                                   [***]                              [***]
                                   [***]                              [***]

II. MONTHLY DISCOUNTS

        Within thirty (30) days before the beginning of each calendar month, Company and AEC shall use good faith efforts to agree upon [***] titles for which Company will receive a discount from the then current internet fulfillment price during such month. The amount of each month's discount shall be determined jointly by the parties through good faith negotiations.

--------------------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                                    Alliance Entertainment Corp.
                                    Exhibit 5

                                    EXHIBIT 6

                      CONSIGNMENT PRODUCT FULFILLMENT FEES
           -----------------------------------------------------------
            Product Item Retail Price                  Fulfillment Fee
           -----------------------------------------------------------
                    [***]                                 [***]
                    [***]                                 [***]
                    [***]                                 [***]
                    [***]                                 [***]
           -----------------------------------------------------------

--------------------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                                    Alliance Entertainment Corp.

                                    Exhibit 6

                                    EXHIBIT 7

                                 SHIPPING RATES

                                     [***]



                                                    Alliance Entertainment Corp.

                                    Exhibit 7

Domestic Shipping

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
ILLEGIBLE
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
      [***}
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

A. Canada/Mexico

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
ILLEGIBLE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
         [***]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

B. UPS International

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
ILLEGIBLE
------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
      [***]
------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

------------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------


      Confidential - Distributed Under NDA (C)AEC One Stop Group, Inc. 1998.
                              All Rights Reserved.

--------------------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

International Country/Zone Matrix


        Country            Express       Expd           Cook Islands           907                     Honduras        900
        Albania              907                         Costa Rica            900                     Hong Kong       901       602
        Algeria              907                           Croatia             907                      Hungary        907
     American Samoa          907                           Curacao             900                      Iceland        903
        Anderra              907         603               Cyprus              905                       India         905
        Anguilla             900                       Czech Republic          907                     Indonesia       904       604
   Antigus & Barbuda         900                           Denmark             903          603         Israel         905
       Argentina             900                          Djibouti             908                       Italy         901       601
         Aruba               900                          Dominica             900                    Ivory Coast      908
       Australia             904         604         Dominican Republic        900                      Jamaica        900
        Austria              903         603               Ecuador             900                       Japan         901       602
         Azores              903                            Egypt              905                      Jordan         905
        Bahamas              900                         El Salvador           900                     Kazakhram       907
        Bahrain              905                           England             901          601          Kenya         908
       Bangladesh            905                      Equatorial Guinea        908                     Kiribati        907
        Barbados             900                           Eritrea             908                       Korea         907
        Belarus              907                           Estonia             907                      Kuwait         905
        Belgium              901         601              Ethiopia             908                     Kyrgyzstan      907
         Belize              900                       Faeroe Islands          903                       Lacs          907
         Benin               908                     Federated States of       907                      Latvia         907
        Bermuda              900                         Micronesia                                     Lebanon        905
        Bolivia              900                            Fiji               907                      Lesotho        908
        Bonaire              900                           Finland             903          603         Liberia        908
        Botswana             908                           France              901          601       Liechtenstein    903       603
         Brazil              900                        French Guiana          900                     Lithuania       907
 British Virgin Islands      900                      French Polynesia         907                    Luxembourg       901       601
         Brunei              905                            Gabon              908                       Macra         901
        Bulgaria             907                           Gambia              908                     Macedonia       907
      Burkina Faso           908                           Georgia             907                     Madagascar      908
         Burundi             908                           Germany             901          601         Madeira        903
        Cambodia             907                            Ghana              908                       Malawi        908
       Cameroon              908                          Gibraltar            907                      Malaysia       904       604
     Canary Islands          903                           Greece              903                      Maldives       907
       Cape Verde            908                          Greenland            903                        Mali         908
     Cayman Islands          900                           Grenada             900                       Malta         907
Central African Republic     908                         Guadeloupe            900                 Marshall Islands    907
          Chad               908                            Guam               904                    Martinique       900
     Channel Islands         903         603              Guatemala            900                    Mauritania       908
         Chile               900                           Guinea              908                     Mauritius       908
        Colombia             900                        Guinea-Bissau          908                      Moldova        907
          Congo              908                           Guyana              900                      Monaco         901       603
                                                            Haiti              900          601       Mantserrat       900
                                                           Holland             901                      Morocco        907


--------------------------------------------------------------------------------
     Confidential - Distributed Under NDA (C)AEC One Stop Group, Inc. 1998.
                              All Rights Reserved.

        Mozambique            903                           Saba               900                     Tanzania        908
          Myanmar             907                          Saipan              907                     Thailand        904       604
         Namibia              908                       Saudi Arabia           905                      Tinian         907
          Nepal               905                         Scotland             901          601          Togo          908
       Netherlands            901            601           Senegal             908                       Tonga         907
   Netherlands Antilles       900                        Seychelles            908                     Tortola         900
      New Caledonia           907                       Sierra Leone           908                Trinidad & Tobago    900
       New Zealand            904                         Singapore            901          602          Truk          907
        Nicaragua             900                         Slovakia             907                      Tunisia        907
          Niger               908                         Slovenia             907                      Turkey         905
         Nigeria              908                      Solomon Islands         907                  Turks & Caicos     900
      Norfolk Island          907                       South Africa           908                      Islands
     Northern Ireland         901            603         South Korea           904          604         Tuvalu         907
  Northern Mariana Islands    907                           Spain              903          603         Uganda         908
          Norway              903            603          Sri Lanka            905                      Ukraine        907
          Oman                905                       St. Barthelemy         900                   Union Island      900
         Pakistan             905                      St. Christopher         900               United Arab Emirates  905
          Palau               907                         St. Croix            900                  United Kingdom     901       601
          Panama              900                       St. Eustartius         900                      Uruguay        900
     Papua New Guinea         907                         St. John             900                 US Virgin Islands   900
         Paraguay             900                     St. Kirts & Nevis        900                     Uzbekistan      907
Peoples Republic of China     904                        St. Lucia             900                      Vanuaru        907
           Peru               900                       St. Maarten            900                     Venezuela       900
       Philippines            904            604         St. Martin            900                      Vietnam        904
          Poland              907                        St. Thomas            900                   Virgin Gorda      900
          Ponape              907                    St. Vincent and the       900                    Waka Island      907
         Portugal             903            603         Grenadines                                      Wales         901       601
         Qatar                905                           Sudan              908                  Wallis & Fumma     907
   Republic of Ireland        901            603          Suriname             900                      Islands
    Republic of Yemen         905                         Swaziland            908                   Western Samos     907
         Reunion              908                           Sweden             903          603           Yap          907
         Romania              907                        Switzerland           903          603         Zaire          908
           Rota               907                           Syria              905                      Zambia         908
          Russia              907                          Tahiti              907                     Zimbabwe        908
          Rwanda              908                          Taiwan              901          602
                                                          Tajidstan            907




Disclaimers

         o Consumers are responsible for all duties and taxes imposed by country of delivery.

         o Consumers shall not receive refunds if products ordered are banned by their respective countries. Such banned products will be destroyed in lieu of return to the UBL.


--------------------------------------------------------------------------------
      Confidential - Distributed Under NDA (C)AEC One Stop Group, Inc. 1998.
                              All Rights Reserved.

                                    EXHIBIT 8

                            PACKAGING MATERIAL COSTS

           -----------------------------------------------------------
                 Box Size                           Packaging Cost
           -----------------------------------------------------------
                   [***]                                 [***]
                   [***]                                 [***]
                   [***]                                 [***]
           -----------------------------------------------------------


--------------------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                                    Alliance Entertainment Corp.

                                    Exhibit 8

                                    EXHIBIT 9

                               AMG MARK PLACEMENT



                                                    Alliance Entertainment Corp.

[AMG LOGO]  MUSIC                                                      TRADEMARK
                                                             SPECIFICATION SHEET

COPY
LOGO
PRECEDES
COPY.
[AMG LOGO]

[CHART]

Note: To be used when All-Music Guide is the only data listed on the page.

[AMG LOGO] Content provided by All-Movie Guide. (C) 1998 Matrix Software, Inc.
           All-Music Guide is a registered trademark of Matrix Software, Inc.

Note: To be used when All-Music Guide data is listed with other sources of data on the page.

[AMG LOGO] Portions of content provided by All-Music Guide. (C) 1998 Matrix
           Software, Inc.
           All-Music Guide is a registered trademark of Matrix Software, Inc.

Where To Place:
At Bottom of home page, proportionately sized in relation to the piece.

When To Use:
Use legal legend whenever an authorized trademark word and/or logo design is used.

[AMG LOGO] MUSIC                                                       TRADEMARK
                                                             SPECIFICATION SHEET

LISTINGS
LOGO
FOLLOWS
TITLES.
[AMG LOGO]

[CHART]

COPY
LOGO
PRECEDES
COPY.
[AMG LOGO]

[CHART]

[AMG LOGO] MUSIC                                                       TRADEMARK
                                                             SPECIFICATION SHEET

LISTINGS
LOGO
FOLLOWS
TITLES.
[AMG LOGO]

[CHART]

COPY
LOGO
PRECEDES
COPY.
[AMG LOGO]

[CHART]